Exhibit 99.1

Media Contact:	Stevi Wara Diamond Resorts International® Tel: 702.823.7069; Fax: 702.684.8705 media@diamondresorts.com

March 30, 2012, Las Vegas NV – Diamond Resorts Corporation, together with Diamond Resorts Parent, LLC and its subsidiaries (“Diamond” or the “Corporation”) today announced results for the quarter and year ended December 31, 2011. “While reported results for the quarter include the previously disclosed water intrusion assessment and severance expense, we are pleased with the year over year improvement in our operating performance and continue to remain focused on the growth of our core management and member services business and our sales and marketing platform,” said David F. Palmer, President and Chief Financial Officer.

Quarter Ended December 31, 2011 Financial Results

Adjusted EBITDA for Diamond Resorts Parent, LLC and restricted subsidiaries1, inclusive of the $9.7 million charge related to the previously disclosed water intrusion assessment and $2.1 million of severance expense, decreased $10.6 million to $7.3 million for the quarter ended December 31, 2011 from $17.9 million for the quarter ended December 31, 2010.

After including the impact of the unrestricted subsidiaries, Adjusted EBITDA for the consolidated operations of Diamond, inclusive of the $9.7 million charge related to the previously disclosed water intrusion assessment and $2.1 million of severance expense, decreased $9.9 million to $4.1 million for the quarter ended December 31, 2011 from $14.0 million for the quarter ended December 31, 2010.

In addition to the water intrusion assessment and severance expense, Adjusted EBITDA for the quarter ended December 31, 2011 was negatively impacted by $4.4 million as compared to the quarter ended December 31, 2010 due to year-end adjustments required by ASC 978, the accounting literature governing Real Estate-Time-Sharing Activities.

Vacation Interest Sales Results for the Quarter Ended December 31, 2011

Vacation Interest sales for Diamond increased $0.8 million, or 1.4%, to $56.7 million for the quarter ended December 31, 2011 from $55.9 million for the quarter ended December 31, 2010. Vacation Interest sales for the quarter ended December 31, 2011 were unfavorably impacted due to the ASC 978 year-end adjustments by $6.3 million as compared to the quarter ended December 31, 2010. After adjusting for this impact, the increase in Vacation Interest sales was primarily due to a higher average sale price per transaction partially offset by a decline in the number of Vacation Interest transactions and closing percentage. Vacation Interest sales was also boosted by the revenue contribution from our ILX sales center operations, which commenced in March 2011, and our Tempus sales center operations, which commenced in July 2011.

Diamond’s advertising, sales and marketing expense as a percentage of Vacation Interest sales was 57.5% for the quarter ended December 31, 2011 compared to 54.4% for the quarter ended December 31, 2010. After excluding the impact of the ASC 978 year-end adjustments, sales and marketing expense as a percentage of Vacation Interest sales was 53.9% for the quarter ended December 31, 2011 compared to 55.0% for the quarter ended December 31, 2010. This improvement reflects our continued focus on direct selling expense as well as the absorption of fixed costs through increased sales.

Management and Member Services Results for the Quarter Ended December 31, 2011

Revenue from management and member services segment for Diamond increased $3.4 million, or 15.1%, to $25.8 million for the quarter ended December 31, 2011 from $22.4 million for the quarter ended December 31, 2011. The revenue growth was due to higher management fees earned under our cost-plus management agreements, as a result of increased resort-level operating costs, as well as the addition of managed properties from the ILX and Tempus Resorts acquisitions. In addition, we entered into a sales and marketing fee-for-service arrangement with a third party, which began to generate commission revenue during the quarter ended June 30, 2011.

The contribution margin from management and member services for Diamond increased $0.6 million, or 3.8%, to $17.2 million for the quarter ended December 31, 2011 from $16.6 million for the quarter ended December 31, 2010.

[1]

– Financial data for Diamond Resorts Parent, LLC and restricted subsidiaries excludes results of Diamond’s unrestricted subsidiaries. As of December 31, 2011, the unrestricted subsidiaries were FLRX, Inc and its subsidiaries, ILX Acquisition, Inc. and its subsidiaries, and Tempus Acquisition, LLC and its subsidiaries. As of December 31, 2010, the only such Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, and ILX Acquisition, Inc. and its subsidiaries. For purposes of the 2010 Note Indenture, the financial position, result of operations and statement of cash flows of unrestricted subsidiaries are excluded from the Company’s financial results to determine whether the Company is in compliance with the financial covenants governing the Senior Secured Notes.

Non-GAAP Financial Measures

Presentation of Certain Financial Metrics

We define Adjusted EBITDA as income (loss) before provision (benefit) for income taxes, plus: (i) corporate interest expense; (ii) depreciation and amortization; (iii) Vacation Interest cost of sales; (iv) loss on extinguishment of debt; (v) impairments and other non-cash write-offs; (vi) loss on the disposal of assets; (vii) amortization of loan origination costs; and (viii) amortization of portfolio premium; less (ix) non-cash revenue outside the ordinary course of business; (x) gain on the disposal of assets; (xi) gain on bargain purchase from business combinations; and (xii) amortization of portfolio discount. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with U.S. GAAP.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•

it and similar non-U.S. GAAP measures are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•

by comparing Adjusted EBITDA in different historical periods, we can evaluate our operating results without the additional variations of interest income (expense), income tax provision (benefit), depreciation and amortization expense and the Vacation Interest cost of sales expense; and

•

several of the financial covenants governing the Senior Secured Notes and 2008 conduit facility, including the limitation on our ability to incur additional indebtedness, are determined by reference to our EBITDA as defined in the Senior Secured Notes, which definition approximates Adjusted EBITDA as presented here.

Our management uses Adjusted EBITDA: (i) as a measure of our operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) to allocate resources to enhance the financial performance of our business; and (iv) to evaluate the effectiveness of our business strategies.

The following table presents a reconciliation of net income (loss) before provision (benefit) for income taxes to Adjusted EBITDA*:

	Quarter Ended December 31		Year Ended December 31
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Net income (loss) before provision (benefit) for income taxes	$(32,571)	$(11,444)	$786	$(20,433)
Plus: Corporate interest expense(a)	17,086	13,999	63,386	48,959
Depreciation and amortization(b)	3,801	3,040	13,966	11,939
Vacation Interest cost of sales(c)	5,935	6,100	(9,695)	39,730
Loss on extinguishment of debt(b)	—	—	—	1,081
Impairments and other non-cash write-offs(b)	556	2,341	1,572	3,330
Gain on the disposal of assets(b)	(260)	(874)	(708)	(1,923)
Gain on bargain purchase from business combination(b)	19,854	—	(14,329)	—
Amortization of loan origination costs(b)	736	439	2,762	3,436
Amortization of portfolio premium (discounts) (b)	825	355	800	(430)

Adjusted EBITDA—Consolidated(d)	$4,092	13,956	$58,540	85,689

Adjusted EBITDA—Diamond Resorts Parent, LLC and Restricted Subsidiaries(d)	7,305	17,895	74,092	92,223
Adjusted EBITDA—Unrestricted Subsidiaries(d)	(1,549)	(3,939)	(12,349)	(6,534)
Adjusted EBITDA—intercompany elimination(d)	(1,664)	—	(3,203)	—

*	During the quarter ended December 31, 2011, a water intrusion assessment was levied at a resort that we manage to cover the costs required to repair water intrusion damage. Adjusted EBITDA for the quarter ended December 31, 2011 includes $9.7 million of expenses related to the intervals and points equivalent that we own at that resort. During the quarter ended December 31, 2010 there were no such charges levied. Adjusted EBITDA for the quarter ended December 31, 2011 also includes $2.1 million related to severance expense.

(a)	Excludes interest expense related to non-recourse indebtedness incurred by our special purpose vehicles that is secured by our VOI consumer loans.
(b)	These items represent non-cash charges/gains.
(c)	We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management’s new estimates. Small changes in any of the numerous assumptions in the model can have a significant financial statement impact as ASC 978 requires a retroactive adjustment back to the time of the Sunterra Corporation acquisition in the current period. Much like depreciation or amortization, for us, Vacation Interest cost of sales is essentially a non-cash expense item.
(d)	For purposes of certain covenants governing the Senior Secured Notes, our financial performance, including Adjusted EBITDA, is measured with reference to us and our Restricted Subsidiaries, and the performance of Unrestricted Subsidiaries is not considered. Therefore, we believe that this presentation of Adjusted EBITDA provides helpful information to readers of our annual report.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or VOI inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•

Although Vacation Interest cost of sales is also a non-cash item, we may in the future be required to develop or acquire new resort properties to replenish VOI inventory, and Adjusted EBITDA does not reflect any cash requirements for these expenditures; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP financial statements included in our Form 10-K, and not to rely on any single financial measure to evaluate our business.

See the following tables for the determination of the operating results of the Company:

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the quarters ended December 31, 2011 and 2010

(In thousands)

	Quarter Ended December 31, 2011				Quarter Ended December 31, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Revenues:
Vacation Interest sales	$53,852	$2,838	$—	$56,690	$55,931	$—	$—	$55,931
Provision for uncollectible Vacation Interest sales revenue	(5,212)	(91)	—	(5,303)	(9,736)	—	—	(9,736)

Vacation Interest, net	48,640	2,747	—	51,387	46,195	—	—	46,195
Management and member services	25,989	1,653	(1,831)	25,811	22,422	869	(869)	22,422
Consolidated resort operations	6,256	1,242	606	8,104	6,215	275	—	6,490
Interest	9,699	3,306	—	13,005	9,691	273	—	9,964
Other	5,134	2,394	(3,583)	3,945	4,244	16	—	4,260

Total revenues	95,718	11,342	(4,808)	102,252	88,767	1,433	(869)	89,331

Costs and Expenses:
Vacation Interest cost of sales	(6,043)	108	—	(5,935)	6,100	—	—	6,100
Advertising, sales and marketing	31,394	1,369	(167)	32,596	29,966	478	—	30,444
Vacation Interest carrying cost, net	18,483	3,426	(641)	21,268	9,176	(230)	—	8,946
Management and member services	8,118	1,417	(944)	8,591	5,530	1,176	(869)	5,837
Consolidated resort operations	6,425	1,464	—	7,889	5,584	343	—	5,927
Loan portfolio	2,826	364	(343)	2,847	2,120	598	—	2,718
Other operating	739	581	(947)	373	313	—	—	313
General and administrative	18,219	3,498	(102)	21,615	14,958	2,729	—	17,687
Depreciation and amortization	2,155	1,646	—	3,801	2,524	516	—	3,040
Interest	16,251	5,377	—	21,628	17,280	1,016	—	18,296
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Impairments and other write-offs	545	11	—	556	2,341	—	—	2,341
Gain on disposal of assets	(232)	(28)	—	(260)	(874)	—	—	(874)
Adjustment to gain on bargain purchase from business combination	—	19,854	—	19,854	—	—	—	—

Total costs and expenses	98,880	39,087	(3,144)	134,823	95,018	6,626	(869)	100,775

Loss before provision for income taxes	(3,162)	(27,745)	(1,664)	(32,571)	(6,251)	(5,193)	—	(11,444)
Benefit for income taxes	(1,242)	(8,211)	—	(9,453)	(705)	—	—	(705)

Net loss	$(1,920)	$(19,534)	$(1,664)	$(23,118)	$(5,546)	$(5,193)	$—	$(10,739)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2011 and 2010

(In thousands)

	Year Ended December 31, 2011				Year Ended December 31, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Revenues:
Vacation Interest sales	$203,348	$7,972	$1	$211,321	$214,764	$—	$—	$214,764
Provision for uncollectible Vacation Interest sales revenue	(16,300)	(262)	—	(16,562)	(12,655)	—	—	(12,655)

Vacation Interest, net	187,048	7,710	1	194,759	202,109	—	—	202,109
Management and member services	99,854	5,052	(5,600)	99,306	86,206	1,152	(1,152)	86,206
Consolidated resort operations	27,280	2,613	—	29,893	26,163	384	—	26,547
Interest	38,993	8,292	—	47,285	38,720	607	—	39,327
Other	22,352	4,702	(7,276)	19,778	16,615	21	—	16,636

Total revenues	375,527	28,369	(12,875)	391,021	369,813	2,164	(1,152)	370,825

Costs and Expenses:
Vacation Interest cost of sales	(10,038)	343	—	(9,695)	39,730	—	—	39,730
Advertising, sales and marketing	124,840	4,401	(524)	128,717	113,520	509	—	114,029
Vacation Interest carrying cost, net	35,728	6,788	(1,185)	41,331	30,226	(405)	—	29,821
Management and member services	24,764	7,437	(5,076)	27,125	22,137	1,459	(1,152)	22,444
Consolidated resort operations	24,865	2,918	—	27,783	23,547	425	—	23,972
Loan portfolio	10,334	1,107	(688)	10,753	9,918	648	—	10,566
Other operating	2,476	1,021	(2,199)	1,298	1,202	—	—	1,202
General and administrative	66,497	13,915	—	80,412	62,218	5,687	—	67,905
Depreciation and amortization	9,818	4,148	—	13,966	11,249	690	—	11,939
Interest	69,169	12,841	—	82,010	65,394	1,768	—	67,162
Loss on extinguishment of debt	—	—	—	—	1,081	—	—	1,081
Impairments and other write-offs	1,539	33	—	1,572	3,330	—	—	3,330
(Gain) loss on disposal of assets	(964)	256	—	(708)	(1,923)	—	—	(1,923)
Gain on bargain purchase from business combination	—	(14,329)	—	(14,329)	—	—	—	—

Total costs and expenses	359,028	40,879	(9,672)	390,235	381,629	10,781	(1,152)	391,258

Income (loss) before benefit for income taxes	16,499	(12,510)	(3,203)	786	(11,816)	(8,617)	—	(20,433)
Benefit for income taxes	(950)	(8,567)	—	(9,517)	(1,274)	—	—	(1,274)

Net income (loss)	$17,449	$(3,943)	$(3,203)	$10,303	$(10,542)	$(8,617)	$—	$(19,159)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(In thousands, except share data)

	December 31, 2011 (Audited)				December 31, 2010 (Audited)
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
ASSETS
Cash and cash equivalents	$19,648	$249	$—	$19,897	$27,163	$166	$—	$27,329
Cash in escrow and restricted cash	33,370	618	—	33,988	29,868	180	—	30,048
Mortgages and contracts receivable, net of allowance of $50,518, $43,960, $0, $94,478, $51,551, $3,600, $0 and $55,151 respectively	227,835	55,473	(6)	283,302	236,846	8,454	(13)	245,287
Due from related parties, net	31,678	(2,420)	—	29,258	20,789	223	(54)	20,958
Other receivables, net	34,579	2,455	(1,981)	35,053	31,650	4,330	—	35,980
Income tax receivable	629	—	—	629	10	—	—	10
Prepaid expenses and other assets, net	45,402	9,221	(1,146)	53,477	45,260	2,662	(1,674)	46,248
Unsold Vacation Interests, net	225,375	34,634	(3,204)	256,805	180,464	10,100	—	190,564
Property and equipment, net	25,943	22,234	—	48,177	23,468	5,629	—	29,097
Assets held for sale	5,517	—	—	5,517	9,517	—	—	9,517
Intangible assets, net	34,050	34,059	—	68,109	37,411	8,302	—	45,713

Total assets	$684,026	$156,523	$(6,337)	$834,212	$642,446	$40,046	$(1,741)	$680,751

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	$11,662	$691	$—	$12,353	$7,409	$246	$—	$7,655
Due to related parties, net	28,684	35,434	(7,603)	56,515	29,197	13,724	(6,670)	36,251
Accrued liabilities	68,308	3,161	(1,143)	70,326	62,367	6,853	(1,687)	67,533
Income taxes payable	3,491	—	—	3,491	3,936	—	—	3,936
Deferred revenues	70,743	31	—	70,774	67,706	—	—	67,706
Senior secured notes, net of original issue discount of $9,454, $0, $0, $9,454, $10,278, $0, $0 and $10,278, respectively	415,546	—	—	415,546	414,722	—	—	414,722
Securitization notes and conduit facility, net	188,165	62,730	—	250,895	176,551	10,292	—	186,843
Derivative liabilities	—	—	—	—	79	—	—	79
Notes payable	1,871	71,643	(2,000)	71,514	1,432	21,841	—	23,273

Total liabilities	788,470	173,690	(10,746)	951,414	763,399	52,956	(8,357)	807,998

Redeemable preferred units	—	—	—	—	84,502	—	—	84,502

Member capital	152,247	9,675	(9,675)	152,247	7,335	9,675	(9,675)	7,335
Accumulated deficit	(238,345)	(26,140)	13,408	(251,077)	(195,044)	(22,197)	15,903	(201,338)
Accumulated other comprehensive loss	(18,346)	(702)	676	(18,372)	(17,746)	(388)	388	(17,746)

Total member capital (deficit)	(104,444)	(17,167)	4,409	(117,202)	(205,455)	(12,910)	6,616	(211,749)

Total liabilities and member capital (deficit)	$684,026	$156,523	$(6,337)	$834,212	$642,446	$40,046	$(1,741)	$680,751

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2011 and 2010

(In thousands)

	Year ended
	December 31, 2011	December 31, 2010
Operating Activities:
Net income (loss)	$10,303	$(19,159)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for uncollectible Vacation Interest sales revenue	16,562	12,655
Amortization of capitalized financing costs and original issue discounts	6,138	2,521
Amortization of capitalized loan origination costs and portfolio discount	3,562	3,007
Depreciation and amortization	13,966	11,939
Loss on extinguishment of debt	—	1,081
Impairments and other write-offs	1,572	3,330
Gain on disposal of assets	(708)	(1,923)
Gain on bargain purchase from business combination, net of tax	(14,329)	—
Deferred income taxes	(8,567)	(377)
Loss on foreign currency exchange	(72)	42
Gain on mortgage repurchase	(196)	(191)
Unrealized gain on derivative instruments	(79)	(314)
Gain on insurance settlement	(3,535)	—
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(10)	12,190
Due from related parties, net	(7,260)	(5,776)
Other receivables, net	5,522	3,041
Prepaid expenses and other assets, net	(6,271)	(115)
Unsold Vacation Interests, net	(39,329)	10,308
Accounts payable	4,187	(3,224)
Due to related parties, net	24,958	5,255
Accrued liabilities	2,588	18,447
Income taxes payable	(1,082)	4,632
Deferred revenues	1,372	8,632

Net cash provided by operating activities	9,292	66,001

Investing activities:
Property and equipment capital expenditures	(6,276)	(5,553)
Purchase of assets from ILX Resorts, Inc.	—	(30,722)
Purchase of assets from Tempus Resorts International, net of $2,515 and $0 cash acquired, respectively	(102,400)	—
Disbursement of Tempus Acquisition note receivable	(3,493)	(3,005)
Proceeds from sale of assets	2,369	1,881

Net cash used in investing activities	$(109,800)	$(37,399)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS —Continued

For the years ended December 31, 2011 and 2010

(In thousands)

	Year ended
	December 31, 2011	December 31, 2010
Financing activities:
Changes in cash in escrow and restricted cash	$(1,024)	$10,526
Proceeds from issuance of senior secured notes, net of original issue discount of $0 and $10,570, respectively	—	414,430
Proceeds from issuance of securitization notes and conduit facility	206,817	54,100
Proceeds from issuance of notes payable	48,178	20,813
Payments on securitization notes and conduit facility	(138,910)	(90,226)
Payments on line of credit agreements	—	(397,609)
Payments on notes payable	(16,861)	(8,221)
Payments of debt issuance costs	(5,533)	(19,125)
Proceeds from issuance of common and preferred units	146,651	75,000
Repurchase of a portion of outstanding warrants	(16,598)	—
Repurchase of a portion of outstanding common units	(16,352)	—
Repurchase of redeemable preferred units	(108,701)	—
Repurchase of equity previously held by another minority institutional investor	—	(75,000)
Payments of costs related to issuance of common and preferred units	(4,632)	(2,888)
Payments for derivative instrument	—	(71)

Net cash provided by (used in) financing activities	93,035	(18,271)

Net increase (decrease) in cash and cash equivalents	(7,473)	10,331
Effect of changes in exchange rates on cash and cash equivalents	41	(188)
Cash and cash equivalents, beginning of period	27,329	17,186

Cash and cash equivalents, end of period	$19,897	$27,329

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$74,138	$44,634

Cash paid for taxes, net of cash refunds	$161	$(5,514)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Priority returns and redemption premiums (adjustments) on preferred units	$8,412	$17,654

Insurance premiums financed through issuance of note payable	$8,500	$7,897

Assets held for sale reclassified to unsold Vacation Interests	$2,983	$—

Unsold Vacation Interests reclassified to assets held for sale	$—	$10,064

Property and equipment reclassified to assets to be disposed but not actively marketed (prepaid expenses and other assets)	$—	$588

Management contracts reclassified to assets held for sale	$—	$587

Proceeds from issuance of ILXA Inventory Loan in transit	$—	$1,028

Purchase of assets from Tempus Resorts International and ILX Resorts, Inc., respectively:
Fair value of assets acquired	$136,314	$34,876
Gain from bargain purchase recognized	(14,329)	—
Cash paid	(104,915)	(30,722)
Deferred tax liability	(8,567)	—

Liabilities assumed	$8,503	$4,154

About Diamond Resorts Corporation

Diamond Resorts Corporation and its subsidiaries develop, own, operate and manage vacation ownership resorts and, through resort and partner affiliation agreements, provide owners and members with access to 71 managed resorts and 144 affiliated resorts and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit DiamondResorts.com.